UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2007

Aastrom Biosciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan		48106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(734) 930-5555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2007, the Compensation Committee of the Board of Directors of Aastrom Biosciences, Inc. (the "Company"), approved bonuses for fiscal year 2007 (ended June 30, 2007) for the Company’s executive officers after a review of performance and competitive market data. Other compensation for fiscal year 2007 was previously reported by the Company in the 2007 Summary Compensation Table beginning on page 19 of the definitive proxy statement (the "Proxy Statement"), dated October 11, 2007, for its 2007 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on October 17, 2007). As of the filing of the Proxy Statement, bonuses for fiscal year 2007 were not calculable and, therefore, were omitted from the 2007 Proxy Statement. The bonuses for fiscal year 2007 included two components: 1) cash and 2) a grant of options to purchase the Company’s common stock with an exercise price equal to the closing fair market value of the common stock on the date of grant with vesting over a 4-year period. Pursuant to Item 5.02(f) of Form 8-K, the cash and option grant bonus awards for the fiscal year 2007 named executive officers are set forth in the following table:

FISCAL YEAR 2007 (Ended June 30, 2007):

George W. Dunbar, President & Chief Executive Officer
Cash Bonus: $42,188
Option Award Bonus ($): $44,054
Total Compensation ($) (Recalculated): $1,592,391

Gerald D. Brennan, Jr., Vice President, Administrative & Financial Operations and Chief Financial Officer
Cash Bonus: $19,721
Option Award Bonus ($): $20,608
Total Compensation ($) (Recalculated): $454,554

Elmar R. Burchardt, VP, Medical Affairs
Cash Bonus: $19,508
Option Award Bonus ($): $20,380
Total Compensation ($) (Recalculated): $388,125

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

December 4, 2007	By:	/s/ Gerald D. Brennan, Jr.

Name: Gerald D. Brennan, Jr.
Title: Vice President, Administrative & Financial Operations and Chief Financial Officer